EXHIBIT 99.4

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY)
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
STATEMENTS FOR THE YEAR ENDED MARCH 31, 2006
INDEX TO FINANCIAL STATEMENT

Basis of Presentation	F-40
Unaudited Pro Forma Consolidated Statement of Income (Loss) and Comprehensive Income (Loss) for the year ended March 31, 2006	F-41
Notes to Unaudited Pro Forma Consolidated Financial Statement of Income (Loss) and Comprehensive Income (Loss)	F-42

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD AND SUBSIDIARY)

Basis of Presentation

On October 11, 2006, Sport Source, Inc. ("SPSI") and the Shareholders of Kinfair Holdings Limited ("KHL"), (collectively, "Shareholders") closed the transactions contemplated by the Share Exchange Agreement of September 24, 2006. Pursuant to the Share Exchange Agreement, Shareholders have agreed to transfer to SPSI and SPSI has agreed to acquire from the Shareholders, all of the Share of KHL (the "Share"), which Share constitute 100% of the outstanding capital stock of KHL, in exchange for 7,500,000 shares of SPSI's Common Stock, which shares shall constitute 59.34% of the fully diluted outstanding shares of SPSI's Common Stock immediately after the closing of the transactions. This share exchange transaction resulted in those Shareholders obtaining a majority voting interest in SPSI. Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of KHL.

The unaudited pro forma consolidated financial statement of KHL in the opinion of management includes all material adjustments directly attributable to the share exchange contemplated by the Agreements. The unaudited pro forma consolidated statement of income (loss) and comprehensive income (loss) was prepared as if the transactions were consummated on April 1, 2005. This unaudited pro forma consolidated financial statement has been prepared for comparative purposes only and does not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD AND SUBSIDIARY)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
AND COMPREHENSIVE INCOME (LOSS) FOR THE YEAR ENDED MARCH 31, 2006

	Sport Source, Inc. December 31, 2005	Henan Jingding Chemicals Co. Ltd. March 31, 2006	Combined	Pro forma adjustment		Pro forma
REVENUES	$87	$30,763,619	$30,763,706	$		$30,763,706

COST OF GOODS SOLD	-	(26,583,680)	(26,583,680)			(26,583,680)

GROSS PROFIT	87	4,179,939	4,180,026			4,180,026

Professional fees	41,792	-	41,792			41,792
Selling and distribution expenses	15,000	300,383	315,383			315,383
General and administrative expenses	9,370	667,255	676,625			676,625
PROFIT (LOSS) FROM OPERATIONS	(66,075)	3,212,301	3,146,226			3,146,226

OTHER INCOME (EXPENSES)
Interest expense, net	-	(139,476)	(139,476)			(139,476)
Government grants		417,438	417,438			417,438
Other (loss) income, net	537	(26,392)	(25,855)			(25,855)

PROFIT (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	(65,538)	3,463,871	3,398,333			3,398,333

INCOME TAXES	-	716,287	716,287			716,287

INCOME (LOSS) FROM OPERATIONS BEFORE MINORITY INTERESTS	(65,538)	2,747,584	2,682,046			2,682,046

MINORITY INTERESTS	-	-				-

NET (LOSS) INCOME	(65,538)	2,747,584	2,682,046			2,682,046

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation gain	-	238,854	238,854			238,854
Unrealized gain on marketable securities	-	105	105			105
OTHER COMPREHENSIVE INCOME BEFORE TAX	-	238,959	238,959			238,959
INCOME TAX EXPENSE RELATED TO OTHER COMPREHENSIVE INCOME	-	78,856	78,856			78,856
OTHER COMPREHENSIVE INCOME		160,103	160,103			160,103
COMPREHENSIVE (LOSS) INCOME, NET	$(65,538)	$2,907,687	$2,842,149	$		$2,842,149

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	9,067,720	-	9,067,720		(6,200,000)	2,867,720

Net (loss) income per common share, basic and diluted	$(0.01)	$-	$0.31		$-	$0.99

See accompanying notes to unaudited pro forma consolidated financial statements

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD AND SUBSIDIARY)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED MARCH 31, 2006

The following adjustments to the unaudited pro forma consolidated statement of income (loss) and comprehensive income (loss) is based on the assumption that the share exchange was consummated on April 1,  2005.

(a)
Adjustment to reflect the share capital had the share exchange occurred on April 1, 2005. According to the share exchange agreement, prior to the closing date, James Tubbs, the principal shareholder and current officer and director cancelled a total number of 13,700,000 shares of SPSI's Common Stock. SPSI issued 7,500,000 shares to exchange of 100% capital stock of KHL. Upon consummation of the transaction contemplated herein, there should be 12,640,000 shares of SPSI's Common Stock issued and outstanding.